                              DUANE, MORRIS & HECKSCHER

                                 ATTORNEYS AT LAW

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
122 E. 42nd STREET, SUITE 3300                ONE LIBERTY PLACE                1201 MARKET STREET, SUITE 1500
      NEW YORK, NY 10168                 PHILADELPHIA, PA 19103-7396             WILMINGTON, DE 19801-0195
                                               (215) 979-1000
     314 S. STATE STREET                                                           305 NORTH FRONT STREET
       DOVER, DE 19901                               FAX                         HARRISBURG, PA 17108-1003
                                               (215) 979-1020
51 HADDONFIELD ROAD, SUITE 340                                                   968 POSTAL ROAD, SUITE 200
  CHERRY HILL, NJ 08002-4810                                                      ALLENTOWN, PA 18109-0400

ONE GATEWAY CENTER, SUITE 1210                                                   735 CHESTERBROOK BOULEVARD
       NEWARK, NJ 07102                                                             WAYNE, PA 19087-5638
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                                                           Exhibits 5.1 and 23.1
                                                           ---------------------

                               December 31, 1996

The Board of Directors of
Reading Entertainment, Inc.
One Penn Square West
Suite 1300
Philadelphia, Pennsylvania 19102

Gentlemen:

     We have acted as counsel to Reading Entertainment, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Post-Effective Amendment to a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale by the Company of up to 500,000 shares (the "Shares") of common stock, $.001 par value ("Common Stock"). The Shares are to be issued by the Company upon exercise of options (the "Options") which have been or may hereafter be granted to certain employees of the Company pursuant to the Reading Company 1992 Non-Qualified Stock Option Plan (the "Plan").

     As such counsel, we have participated in the preparation of the Registration Statement, and have reviewed the corporate proceedings in connection with the adoption of the Plan. We have examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company, and certificates of public officials and of representatives of the Company, have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for the rendering of this opinion.

     Based upon, and subject to, the foregoing, we are of the opinion that (i) the Shares issuable upon exercise of currently outstanding Options are duly authorized, (ii) the Shares issuable upon exercise of Options hereafter granted shall be duly authorized when the Board of Directors of the Company, or a committee thereof then authorized to administer the Plan, shall have authorized the grant of such Options and the issuance of Shares upon exercise thereof, and
(iii) upon exercise of the Options in accordance with the terms of the Plan and such
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Options against payment of the exercise price thereunder, and assuming due authorization in the case of Options hereafter granted, compliance with applicable securities laws, and no change in applicable law or pertinent facts, the Shares issued on such exercise will be validly issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                   Sincerely,

                                   /s/ Duane, Morris & Heckscher